UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	98-0231607
(State of Incorporation)	(I.R.S. Employer Identification No.)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xi’an, 710065, Shaanxi Province, China
 (Address, including zip code, of Registrant's principal executive offices)

2009 EMPLOYEE STOCK AND STOCK AWARD PLAN
 (Full title of the plans)

 Qinan Ji
19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xi’an, 710065, Shaanxi Province, China
86-29-88323325
(Name and address of agent for service)

 Copy to:

Mark Crone, Esq.
The Crone Law Group
101 Montgomery Street, Suite 1950
San Francisco, CA 94104
(415) 955-8900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value to be issued under Registrant's 2009 Employee Stock Option and Stock Award Plan	2,920,000 shares	$9.25	$27,010,000	$1,926

(1)
Amount of securities to be registered are computed in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as the maximum number of the Registrant's Common Stock issuable under the 2009 Employee Stock Option and Stock Award Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)
The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are estimated in accordance with Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices per share of the Common Stock as reported on NASDAQ on April 29, 2010.

(3)
The amount of the Registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933 which provides that the fee shall be $71.30 per $1,000,000 of the proposed maximum aggregate offering price of the securities proposed to be registered.

CHINA NATURAL GAS, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQURIED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this registration statement omits the information specified in Part I of From S-8. The documents containing the information specified in Part I of this registration statement has been sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplement pursuant to Rule 424 of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

There are hereby incorporated by reference into this Registration Statement and into the Prospectuses relating to this Registration Statement pursuant to Rule 428 the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 10, 2010;

2.     The Registrants Current Reports on Form 8-K as filed with the Commission on January 7, 2010, and January 14, 2010;

3.     The description of the Registrant’s common stock, $0.0001 per value (the “Common Stock”), sets forth under the caption “Description of Securities” in the Registrant’s Registration Statement on Form S-3 filed on June 22, 2009; and

4.     The description of the Common Stock sets forth under the caption “Description of Securities” in the Registrant’s Registration Statements on Form S-3/A filed on July 2, 2009 and August 19, 2009.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

The only statutes, charter provisions, by-laws, contracts or other arrangements under which any controlling person, director or officer of the Company is or may be insured or indemnified against any liability which he may incur in that capacity, are as follows:

A.
Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually or reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

B.
The Company’s certificate of incorporation states that its directors will not have personal liability for monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. The Company also carries liability insurance covering each of its directors and officers.

C.
The Company’s bylaws require the Company to indemnify the its former and current directors and officers of the Company against expenses incurred in any action brought against those persons as a result of their role with the Company, to the fullest extent permitted by law. The Company’s board of directors has the discretion to indemnify other persons acting in their capacity as authorized representatives of the Company to the same extent.

D.
Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or persons controlling the Company pursuant to provisions of the Company’s articles of incorporation and bylaws, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

E.
The majority of the Company’s directors and all of its executive officers reside outside the United States.  In addition, the Company’s principal executive office is located in China.  Outside the United States, it may be difficult for investors to enforce judgments obtained against the Company, its directors or officers in actions brought in the United States, including actions predicated upon the civil liability provisions of U.S. federal securities laws.

F.
At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted.  The Company is not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit Number	Document
4.1	Registrant’s 2009 Employee Stock Option and Stock Award Plan

5.1	Opinion of The Crone Law Group as to legality of securities being registered

23.1	Consent of Frazer Frost, LLP, Independent Auditor

23.3	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)

Item 9.    Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference into this registration statement, or is contained in a form of prospectus field pursuant to Rule 424(b) that is a part of this registration statement;

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, China Natural Gas, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 30th day of April, 2010.

China Natural Gas, Inc.

B	/s/ Qinan Ji
Qinan Ji Chief Executive Officer (Principal Executive Officer)

/s/ David She
David She Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Qinan Ji, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Qinan Ji Qinan Ji	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	April 30, 2010
/s/ David She David She	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2010
/s/Zhiqiang Wang Zhiqiang Wang	Director	April 30, 2010
/s/ Donald Yang Donald Yang	Director	April 30, 2010
/s/ Carl Yeung Carl Yeung	Director	April 30, 2010
/s/ Lawrence Leighton Lawrence Leighton	Director	April 30, 2010

INDEX TO EXHIBITS

Exhibit Number	Document
4.1	Registrant’s 2009 Employee Stock Option and Stock Award Plan

5.1	Opinion of The Crone Law Group as to legality of securities being registered

23.1	Consent of Frazer Frost, LLP, Independent Auditor

23.3	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see page 5)